SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                            TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: January 16, 1997


                               ENCON SYSTEMS, INC.
                               -------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

        1-11065                                          04-3069270
        -------                                          ----------
(Commission File Number)                    (I.R.S. Employer Identification No.)

  Care of: The Recovery Group, 270 Congress Street, Boston, Massachusetts 01748
  -----------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (617) 482-4866
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                 86 South Street, Hopkinton, Massachusetts 01748
                 -----------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)







                                TABLE OF CONTENTS

                                    FORM 8-K

                                January 16, 1997



Item                                                                    Page

ITEM 5.           OTHER EVENTS                                            1

SIGNATURES                                                                2



                                       -i-





ITEM 5.           OTHER EVENTS

         1. On January 16, 1997, ENCON Systems, Inc. (the "Company") was notified by Pepsico Food Services ("PFS"), a division of Pepsico, Inc., that PFS will not continue to use the Company's services in connection with the national roll out of its security lighting program because of the Company's liquidity problems. As a result, the Company has ceased performance under the PFS contract.

         2. The Company has also been notified by Fleet Bank, N.A. ("Fleet") that, as a result of certain existing and uncured defaults under the Company's loan agreement with Fleet, Fleet intends to exercise its rights as a secured party and will require the sale of the assets of the Company.

         3. Kemper Management Services, Inc. ("Kemper"), a wholly owned subsidiary of the Company, has been notified by Business Alliance Credit Corp. ("BACC") that, as a result of certain existing and uncured defaults under Kemper's loan agreement with BACC, BACC intends to exercise its rights as a secured party and will require the sale of the assets of Kemper.



                                       -1-




                                    SIGNATURE



         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ENCON Systems, Inc.



                                            By:  /s/ Robert Wexler
                                                -------------------------------
                                                Robert Wexler
                                                Interim Chief Executive Officer
Date: February 5, 1997